EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.


                             SBC COMMUNICATIONS INC.


                                       AND


                                  SBCI-PR, INC.


                                      DATED


                                      AS OF


                                 April 30, 1999










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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                                   THE MERGER

SECTION 1.1  The Merger. ....................................................  2
SECTION 1.2  Effect on Shares................................................  2
SECTION 1.3  Surrender and Payment...........................................  3
SECTION 1.4  Dissenting Shares...............................................  5
SECTION 1.5  Stock Options...................................................  5
SECTION 1.6  Closing.........................................................  6

                                   ARTICLE II

                            THE SURVIVING CORPORATION

SECTION 2.1  Certificate of Incorporation....................................  6
SECTION 2.2  Bylaws..........................................................  6
SECTION 2.3  Directors and Officers..........................................  7

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.1  Corporate Existence and Power...................................  7
SECTION 3.2  Corporate Authorization.........................................  8
SECTION 3.3  Governmental Authorization......................................  8
SECTION 3.4  Non-Contravention...............................................  9
SECTION 3.5  Capitalization.................................................. 10
SECTION 3.6  Subsidiaries.................................................... 11
SECTION 3.7  SEC Documents................................................... 12
SECTION 3.8  Financial Statements; No Undisclosed Liabilities................ 12
SECTION 3.9  Disclosure Documents............................................ 13
SECTION 3.10  Absence of Certain Changes..................................... 13
SECTION 3.11  Litigation..................................................... 15
SECTION 3.12  Taxes.......................................................... 16
SECTION 3.13  Employee Matters............................................... 17
SECTION 3.14  Labor Matters.................................................. 20
SECTION 3.15  Compliance with Laws........................................... 20
SECTION 3.16  Finders' Fees.................................................. 21

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SECTION 3.17  Environmental Matters.......................................... 21
SECTION 3.18  Property....................................................... 22
SECTION 3.19  Trademarks..................................................... 23
SECTION 3.20  Material Contracts............................................. 23
SECTION 3.21  Insurance...................................................... 24
SECTION 3.22  Takeover Statutes.............................................. 24
SECTION 3.23  Rights Agreement. ............................................. 24
SECTION 3.24  Year 2000 Compliance........................................... 25
SECTION 3.25  Non-Competition Agreements..................................... 25

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

SECTION 4.1  Corporate Existence and Power................................... 26
SECTION 4.2  Corporate Authorization......................................... 26
SECTION 4.3  Governmental Authorization...................................... 26
SECTION 4.4  Non-Contravention............................................... 27
SECTION 4.5  Disclosure Documents............................................ 27
SECTION 4.6  Finders' Fees................................................... 27
SECTION 4.7  Financing....................................................... 28
SECTION 4.8  Share Ownership................................................. 28
SECTION 4.9  Merger Subsidiary's Operations.................................. 28

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

SECTION 5.1  Conduct of the Company.......................................... 28
SECTION 5.2  Stockholder Meeting; Proxy Material............................. 31
SECTION 5.3  Access to Information; Confidentiality Agreement................ 32
SECTION 5.4  No Solicitation................................................. 33
SECTION 5.5  Conveyance Taxes................................................ 34
SECTION 5.6  Takeover Statutes............................................... 34

                                   ARTICLE VI

                               COVENANTS OF BUYER

SECTION 6.1  Obligations of Merger Subsidiary................................ 35
SECTION 6.2  Director and Officer Liability.................................. 35



                                       ii
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                                   ARTICLE VII

                               COVENANTS OF BUYER
                                 AND THE COMPANY

SECTION 7.1  Reasonable Efforts.............................................. 37
SECTION 7.2  Certain Filings, Consents and Arrangements...................... 38
SECTION 7.3  Public Announcements............................................ 38
SECTION 7.4  Conveyance Taxes................................................ 38
SECTION 7.5  Further Assurances.............................................. 39
SECTION 7.6  Employee Matters................................................ 39

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1  Conditions to the Obligations of Each Party..................... 40
SECTION 8.2  Conditions to the Obligations of Buyer and Merger Subsidiary.... 41
SECTION 8.3  Conditions to the Obligations of the Company.................... 42

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.1  Termination by Mutual Consent................................... 43
SECTION 9.2  Termination by Either Buyer or the Company...................... 43
SECTION 9.3  Termination by the Company...................................... 43
SECTION 9.4  Termination by Buyer............................................ 44
SECTION 9.5  Effect of Termination and Abandonment........................... 45

                                    ARTICLE X

                                  DEFINED TERMS



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                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1  Notices........................................................ 51
SECTION 11.2  Survival of Representations and Warranties..................... 52
SECTION 11.3  Amendments; No Waivers......................................... 52
SECTION 11.4  Expenses....................................................... 53
SECTION 11.5  Successors and Assigns......................................... 53
SECTION 11.6  Governing Law and Venue........................................ 53
SECTION 11.7  Severability................................................... 54
SECTION 11.8  Third Party Beneficiaries...................................... 54
SECTION 11.9  Entire Agreement............................................... 54
SECTION 11.10 Counterparts; Effectiveness.................................... 55



                                       iv
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 30, 1999 (this "Agreement"), by and among Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), SBC Communications Inc., a Delaware corporation ("Buyer"), and SBCI-PR, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

     WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have determined that it is fair to, advisable and in the best interests of their respective stockholders to consummate the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") whereby each issued and outstanding share ("Shares") of the issued and outstanding common stock, par value $.01 per share, of the Company (other than Shares owned by the Company or any Subsidiary (as defined below) or owned by Buyer, Merger Subsidiary or any other subsidiary of Buyer immediately prior to the Effective Time and other than Dissenting Shares (as defined in Section 1.4 hereof) collectively, "Excluded Shares"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the rights agreement, dated as of January 24, 1992 between the Company and Continental Stock Transfer & Trust Company (the "Rights Agreement"), will be converted into the right to receive $29.50 per Share in cash, without interest (the "Merger Consideration");

     WHEREAS, Buyer, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger (as defined herein).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

     (b) The Company, Buyer and Merger Subsidiary will cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date and time the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and is specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Subsidiary.

     SECTION 1.2 Effect on Shares. At the Effective Time:

     (a) Cancellation of Certain Stock. Each of the Excluded Shares outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and cease to exist, and, subject to Section 1.4 hereof and Section 262 of the DGCL, no payment shall be made with respect thereto.

     (b) Capital Stock of Merger Subsidiary. Each share of common stock, par value $1.00 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a) hereof, be converted into the right to receive the Merger Consideration. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend or distribution, subdivision, reclassification, recapitalization, stock split (including a reverse split), merger combination, issuer tender or exchange other or other similar transaction, the Merger Consideration shall be correspondingly adjusted on a per-share basis to reflect such change.

     SECTION 1.3 Surrender and Payment. (a) Prior to the Effective Time, Buyer shall appoint a depositary (the "Depositary") for the purpose of exchanging certificates representing Shares for the Merger Consideration. The Depositary shall at all times be a commercial bank having a combined capital and surplus of at least $100,000,000. Buyer shall deposit with the Depositary immediately prior to the Effective Time, the Merger Consideration to be paid in respect of the Shares. For purposes of determining the Merger Consideration to be so paid, Buyer shall assume that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, Buyer will send, or will cause the Depositary to send, but in no event later than three Business Days after the Effective Time, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Depositary) and instructions for use in effecting the surrender of Shares in exchange for the Merger Consideration.

     (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Depositary of a certificate or certificates properly representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Depositary any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Depositary that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I.

     (e) Any portion of the Merger Consideration deposited with the Depositary pursuant to Section 1.3(a) that remains unclaimed by the holders of Shares 180 days after the Effective Time shall be returned to Surviving Corporation, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Buyer, Merger Subsidiary and the Surviving Corporation shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares on the day immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Any portion of the Merger Consideration deposited with the Depositary pursuant to Section 1.3(a) hereof to pay for Shares for which appraisal rights have been perfected shall be returned to Surviving Corporation upon demand.

     SECTION 1.4 Dissenting Shares. Notwithstanding Section 1.2 hereof, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, subject to Section 262 of the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such Shares shall no longer be Dissenting Shares. The Company shall (i) give Buyer prompt notice of any written demands for appraisal, at tempted withdrawals of such demands and any other instruments or documents received by the Company relating to stockholders' appraisal rights and (ii) allow Buyer to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL.

     SECTION 1.5 Stock Options. Immediately prior to the Effective Time, each outstanding employee or director stock option (an "Option") to purchase Shares granted under any employee or director stock option or compensation plan or arrangement of the Company shall be canceled, and each holder of any such Option, whether or not then vested or exercisable, shall be paid by the Company as soon as practicable after the Effective Time for each such Option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time, subject in case of payment to any such holder's signing a release as is contemplated by the provisions of Section 7.6(c). The Company shall take all such steps as may be required to cause the transactions contemplated by this
Section 1.5 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the interpretive letter dated January

12, 1999, issued by the Securities and Exchange Commission to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 1.6 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, which shall be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing) (the "Closing Time"), at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, unless another time, date or place is agreed to in writing by the parties hereto.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.1 Certificate of Incorporation. The Company's Certificate of Incorporation (the "Company Certificate of Incorporation") in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except (i) Article IV of the Company Certificate of Incorporation shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share," and (ii) the first paragraph of Article V of the Company's Certificate of Incorporation shall be amended to read as follows: "The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. The Directors of the Corporation shall be elected at an annual meeting of the Corporation's stockholders. A director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to the director's prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a majority, or by a sole remaining director."

     SECTION 2.2 Bylaws. The By-laws of the Company (the "Company By-laws") in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation and the officers of Merger Subsidiary at the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Buyer and Merger Subsidiary that:

     SECTION 3.1 Corporate Existence and Power. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on
Schedule 3.1 of the disclosure schedule of the Company (the "Company Disclosure Schedule"), has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted except where the failure to have any such License has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as defined below) provided, that the Company and its Subsidiaries have all Communications Licenses, whether or not the failure to have any such License would have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of the Company and its Subsidiaries (as defined in Section

3.6), taken as a whole, that is not a result of adverse changes of general applicability in the economy or the industries in which such entities operate or regulatory changes applicable to the cellular telephone industry generally. The Company has heretofore delivered or made available to Buyer true and complete copies of the Company Certificate of Incorporation and Company By-laws as currently in effect.

     SECTION 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by Buyer and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bank ruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and in junctive and other forms of equitable relief may be subject to equitable defenses of general applicability.

     SECTION 3.3 Governmental Authorization. (a) Except as set forth in Schedule 3.3(a)(i) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any action by or in respect of, or filing with, any governmental or regulatory body, agency, court, commission, official, authority or other governmental entity (each, a "Governmental Entity") other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) compliance with the applicable requirements of state blue sky laws; (v) consent by the Federal Communications Commission (the "FCC") to the transfer of control of any Licenses subject to the jurisdiction of the FCC; and (vi) compliance with any applicable requirements imposed by the other state public utilities commissions or similar regulatory bodies set forth on Schedule 3.3(a)(ii), which contains a complete list of all such commissions and other regulatory bodies.

     (b) Each of the Licenses is in full force and effect and has not been assigned, suspended, modified in any respect, cancelled, or revoked, and there is no contract, agreement or understanding to assign, suspend, modify in any respect, cancel or revoke any of the Licenses. The Company has operated in compliance with the terms of the Licenses and any renewals thereof applicable to it except, in the case of non-material Licenses, where failure to so comply has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect provided that the Company has operated in compliance with all material terms of the Communications Licenses, whether or not the failure to so comply has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No event has occurred with respect to any of the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Licenses. There is not pending or threatened any application, petition, objection, or other pleading with the FCC, any state, commonwealth or territorial governmental body with jurisdiction over the Company ("State Governmental Body") or any similar body having jurisdiction or authority over the Company which questions the validity of or contests any License or which presents a substantial risk that, if accepted or granted, it would result in the revocation, cancellation, failure to renew, or suspension, or any modification, of any License.

     (c) Schedule 3.3(c) of the Company Disclosure Schedule sets forth a true, accurate and complete list of the Communications Licenses held by the Company or its Subsidiaries, and the identity of each Person that holds each such Communications License. "Communications Licenses" shall mean all Licenses including, without limitation, Licenses from the FCC, certificates of convenience and necessity, certificates of authority and other similar certificates, necessary to carry on the business of the Company and its Subsidiaries under applicable requirements of the FCC or State Governmental Bodies substantially in the manner such business is currently conducted by the Company.

     SECTION 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Company Certificate of Incorporation or Company By-laws, (ii) except as set forth in Schedule 3.4 of the Company Disclosure Schedule and assuming compliance with the matters referred to in

Section 3.3 hereof, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company, (iii) except as set forth in Schedule 3.4 of the Company Disclosure Schedule, with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Subsidiary of the Company, excluding from the foregoing clause (iii) such violations, breaches, defaults or Liens which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.5 Capitalization. The authorized capital stock of the Company consists of 30,000,000 Shares and 2,500,000 shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"). As of April 27, 1999, there were not more than (i) 13,438,770 Shares issued and outstanding; and (ii) 383,000 Shares held in the Company's treasury and no other Shares were issued or outstanding. There are no shares of Preferred Stock issued and outstanding.
Schedule 3.5 of the Company Disclosure Schedule contains a correct and complete list of each outstanding option to purchase Shares ("Options"), in cluding the holder, date of grant, exercise price, number and class of shares subject thereto and the extent to which such options are vested. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5, and
(i) except for changes since April 27, 1999 result ing from the exercise of Options granted to employees outstanding on such date, there are no outstanding shares of capital stock or other voting securities of the Company, (ii) there are no outstanding securities of the Company or of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary, and

(iii) except as set forth on Schedule 3.5 of the Company Disclosure Schedule, there are no preemptive rights, warrants, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     SECTION 3.6 Subsidiaries. (a) Each Subsidiary of the Company that is actively engaged in any business or owns any assets (an "Active Subsidiary") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) except as set forth in
Schedule 3.6(a)(i) of the Company Disclosure Schedule, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or otherwise has the right to cause the election of a majority of the board of directors or other governing body of such corporation or other legal entity. All Active Subsidiaries, the Company's percentage ownership interest, and their respective jurisdictions of incorporation are identified on Schedule 3.6(a)(ii) of the Company Disclosure Schedule.

     (b) Except as set forth on Schedule 3.6(b) of the Company Disclosure Schedule, each outstanding share of capital stock of each Subsidiary of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and is owned by the Company and/or one or more of its Subsidiaries free and clear of any Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any out standing security or other instrument) for, any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company.

     (c) Schedule 3.6(c) of the Company Disclosure Schedule sets forth (i) the name of each corporation, partnership, limited liability company or other entity in which the Company holds a direct or indirect equity, profit, voting or other interest, (ii) a description of the interests of the Company and (iii) the name of each owner of any such interest and its percentage interest.

     SECTION 3.7 SEC Documents. Except as set forth in Schedule 3.7, the Company has filed all required registration statements, reports, proxy statements, information statements, forms and other documents with the Securities and Exchange Commission ("SEC") since December 31, 1996 (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company SEC Documents"). As of their respective dates (or, if amended, as of the date of such amendment), (i) the Company SEC Documents complied and any Company SEC Document filed subsequent to the date hereof will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained, and no Company SEC Documents filed subsequent to the date hereof will contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.8 Financial Statements; No Undisclosed Liabilities. The financial statements of the Company included in the Company SEC Documents, whether filed before or after the date hereof, (i) comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act,
(ii) are in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (iii) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material in amount or effect). Except as set forth in Schedule 3.8 of the Company Disclosure Schedule and except as set forth in the financial statements of the Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, provided, however, that there are no undisclosed liabilities which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agreement.

     SECTION 3.9 Disclosure Documents. Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents") will, when filed, comply as to form in all material respects with the applicable requirements of applicable law, including without limitation, the Exchange Act. The Company Disclosure
Documents will not at the time of the filing thereof or at the time of distribution thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to statements or omissions in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer or Merger Subsidiary specifically for use therein.

     SECTION 3.10 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date hereof and as set forth in Schedule 3.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have conducted their business in the ordinary course of business and there has not been since December 31, 1998:

          (a) any event, occurrence or fact which has had or reasonably could be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          (c) any amendment of any term of any outstanding security of the Company or any Subsidiary of the Company;

          (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practice;

          (e) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any asset other than in the ordinary course of business and consistent with past practice;

          (f) any making of any loan, advance or capital contributions to or investment in any Person other than advances to employees in the ordinary course of business, and consistent with past practice and loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course of business and consistent with past practice;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of the Company of any contract or other right, in either case, other than transactions and commitments in the ordinary course of business and consistent with past practice and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into,
     (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case, other than in the ordinary course of business and consistent with past practice; or

          (k) any authorization of any of, or committing or agreeing to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 3.11 Litigation. Except as set forth in either the Company SEC Documents filed and publicly available prior to the date hereof or in Schedule
3.11 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Subsidiary of the Company or any of their respective properties or assets or against any officer, employee or other agent of the Company who has a right to seek indemnification from the Company before any court or arbitrator or any Governmental Entity which could, individually or the aggregate, reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay, or could reasonably be expected to prevent, alter or materially delay, the transactions contemplated by this Agreement.

     SECTION 3.12 Taxes. (a) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule: (i) the Company and each of its Subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all Tax Returns with respect to Taxes of the Company and each of its Subsidiaries other than those Tax Returns with respect to which the failure to file would not have a Material Adverse Effect; (ii) all Taxes shown to be due and payable on all filed Tax Returns of or with respect to the Company and its Subsidiaries have been paid in full or have been provided for in the SEC Documents in accordance with GAAP;
(iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries; (iv) there are not pending or threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters of the Company or any of its Subsidiaries; (v) no deficiency for any income Taxes has been as sessed with respect to the Company or any of its Subsidiaries which has not been abated or paid in full; (vi) no payments to be made to any of the officers or employees of the Company or any of its Subsidiaries will as a result of the consummation of the Merger be subject to the deduction limitations under Section 280G of the Code; (vii) there are no material Conveyance Taxes which will be payable by Company or any of its Subsidiaries, by Buyer or by Merger Subsidiary as a result of the transfers contemplated by this Agreement; (viii) neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing; (ix) there are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (x) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. Federal income tax returns, a group of which the Company was the common parent; (xi) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries; and (xii) none of the Company or any of its Subsidiaries has made with respect to the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries any consent under
Section 341 of the Code.

     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     SECTION 3.13 Employee Matters. (a) Schedule 3.13(a) of the Company Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the mean ing of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, (the "Plans").

     (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

          (i) a copy of the Plan (including all amendments thereto);

          (ii) a copy of the annual report, if required under ERISA, with respect to each such Plan for the last three years;

          (iii) a copy of the actuarial report, if required under ERISA, with respect to each such Plan for the last three years;

          (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"); and

          (v) The most recent determination letter from the Puerto Rico Department of the Treasury with respect to each Plan that is intended to be qualified under Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as from time to time amended (the "PRIRC").

     (c) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made when due.

     (d) Neither the Company nor any ERISA Affiliate, has engaged in a transaction or has taken or failed to take any action in connection with which the Company could reasonably be expected to be subject to either a material civil penalty as sessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

     (e) Except as set forth in Schedule 3.13(e) of the Company Disclosure Schedule, each of the Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be "qualified" within the meaning of Section 401(a) of the Code or Section 1165(a) of the PRIRC is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Plans.

     (f) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single employer plan of any ERISA Affiliate. Neither the Company, any of its subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

     (g) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Audited Financial Statements or the Preliminary Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a)(29) of the Code.

     (h) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

     (i) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Plan, except as set forth on Schedule 3.13(i) of the Company Disclosure Schedule. The Company or the subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

     (j) Except as set forth in Schedule 3.13(j) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Plans or (z) result in any breach or violation of, or a default under, any of the Plans.

     SECTION 3.14 Labor Matters. Except to the extent set forth in Schedule 3.14 of the Company Disclosure Schedule (i) neither the Company nor any Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or a labor organization,
(ii) there is no labor strike, dispute, slowdown, sick-out, walk-out, work stoppage or lockout against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, and for the past three years none has occurred, or, to the knowledge of the Company, been threatened; (iii) to the knowledge of the Company, there is no current union organizing activities among the Company's employees nor does any question concerning representation exist concerning such employees; (iv) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (v) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure; (vi) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vii) there are no collective bargaining agreements, employment contracts or severance agreements with any union or any employees of the Company.

     SECTION 3.15 Compliance with Laws. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, the

Company and its Subsidiaries are currently and at times prior to the Effective Time have been, in compliance with all laws, statutes, rules, ordinances, regulations, judgements, injunctions, orders, decrees or other restrictions of any Governmental Entity, except where the failure to comply has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.16 Finders' Fees. Except for Donaldson Lufkin & Jenrette Securities Corporation, there is no investment banker, broker, finder or other intermediary, of the Company or any Subsidiary of the Company who would be entitled to any fee or commission from the Company, any Subsidiary of the Company, Buyer or any of Buyer's affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.17 Environmental Matters. (a) Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof or in
Schedule 3.17 of the Company Disclosure Schedule:

          (i) since January 1, 1995, the Company has not received any written communication from any person or entity (including any Governmental Entity) stating that it or its Subsidiaries may be a potentially responsible party or otherwise liable under Environmental Law (as defined in Section 3.17(d) hereof), including with respect to any actual or alleged environmental contamination; neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Entity or third party is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or its Subsidiaries under Environmental Law; and the Company and its Subsidiaries have not received any request for information under Environmental Law from any Governmental Entity or third party with respect to any actual or alleged environmental violation or contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which, individually or in the aggregate, have not had and would not be reasonably likely to have, a Material Adverse Effect; and

          (ii) since January 1, 1995, the Company and its Subsidiaries have not received any written communication from any person or entity (including any
     Governmental   Entity)
     stating or alleging that the Company or its Subsidiaries may have violated or are otherwise liable under any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any environmental contamination that has caused any property damage or personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

     (b) The Company and its Subsidiaries have complied with all Environmental Laws and no property that has been owned or operated by the Company or any Subsidiary has any contamination requiring investigation or remediation under any Environmental Law.

     (c) (i) The Company has made available to Buyer any material environmental investigation, study, audit, test, review and other analysis in the possession of the Company or its Subsidiaries conducted in relation to the business of the Company or any property or facility now or previously owned, operated or leased by the Company or any Subsidiary; and (ii) the Company has made available to Buyer any consent decree, consent order or similar document in force and to which it is a party relating to any Environmental Law property owned, leased or operated by the Company or its Subsidiaries.

     (d) For purposes of this Section 3.17, "Environmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, health and safety, the preservation of the environment, and the release of material into the environment.

     SECTION 3.18 Property. (a) The Company and its Subsidiaries, as the case may be, have good and valid title to, or in the case of leased property, have valid leasehold interests in all properties and assets necessary to conduct the business of the Company as currently conducted. There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company threatened, which, could reasonably be expected to have a Material Adverse Effect. Schedule 3.18 of the Company Disclosure Schedule sets forth a complete list of all real property owned or leased by the Company or any of its Sub sidiaries.

     (b) The properties and assets used by the Company or its Subsidiaries in their respective businesses are in good operating condition and repair and have been maintained (ordinary wear and tear excepted) consistent with good business practice for businesses involved in the same industry.

     SECTION 3.19 Trademarks. (a) Set forth on Schedule 3.19(a) of the Company Disclosure Schedule is a list of all trademarks, trademark rights, trade names, trade name rights and trade dress used or held for use in connection with the business of the Company and its Subsidiaries ("Trademarks"). The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all Trademarks.

     (b) Except as set forth in Schedule 3.19(b) of the Company Disclosure Schedule, there is no assertion or claim challenging the validity of any Trademark or, to the knowledge of the Company, any threat to make such an assertion or claim. Except as set forth in Schedule 3.19(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are not infringing upon any trademark, trademark right, trade name or trade name right of any third party in a manner that could reasonably be expected to be materially adverse to the Company or, to its knowledge, infringing upon any trademark, trademark right, trade name or trade name right of any third party. There are no material infringements of any Trademarks.

     SECTION 3.20 Material Contracts. (a) Except as set forth on Schedule 3.20 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company, and except as set forth on Schedule
3.20 of the Company Disclosure Schedule or in the Company SEC Documents, each Material Contract is valid, binding and enforceable and in full force and effect; except where such failure to be valid, binding and enforceable and in full force and effect would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and there are no breaches or defaults thereunder, except those breaches or defaults that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) each executory contract, agreement or understanding entered into by the Company or its Subsidiaries where such contract, agreement or understanding accounted for more than $3 million of payments or receipts by the

Company or any of its Subsidiaries, taken as a whole, in the 12 month period ended December 31, 1998 or reasonably expected during the 12 month period ending December 31, 1999 or for more than $5 million of payments or receipts in total;
(ii) any agency, dealer, reseller, roaming, sponsorship, interconnect or other similar agreement; (iii) all acquisition, merger, asset purchase or sale agreements entered into by the Company since December 31, 1997 with a transaction value in excess of $5 million; and (iv) any other agreement within the meaning set forth in Item 601(b)(10) Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

     SECTION 3.21 Insurance. Schedule 3.21 of the Company Disclosure Schedule contains a list of all insurance policies and fidelity or performance bonds maintained by or for the benefit of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds relating to the assets, business, operations, employees, officers or directors of the Company or its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policy or bond in respect of which such underwriters have reserved their rights. To the knowledge of the Company, there has been no occurrence that may form the basis for a material claim by or on behalf of the Company or its Subsidiaries under any such policy or bond. All premiums payable under all such policies and bonds have been paid timely, and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds.

     SECTION 3.22 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute') or any anti-takeover provision in the Company Certificate of Incorporation and By-Laws is, or at the Closing Date will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all action so that neither Buyer nor Merger Sub will be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.23 Rights Agreement. The Company has amended the Rights Agreement to provide that (i) neither Buyer nor any of its affiliates shall be deemed an Acquiring Person (as such term is defined in the Rights Agreement) as a result of taking any action pursuant to this Agreement, (ii) neither this Agreement nor any of the transactions contemplated hereby will result in the occurrence of a Distribution Date (as such term is defined in the Rights Agreement) or otherwise cause the Rights to become exercisable by the holders thereof, and (iii) the Rights shall automatically on and as of the Effective Time be void and of no further force and effect. A copy of the executed amendment to the Rights Agreement effecting the foregoing is attached as Annex A hereto.

     SECTION 3.24 Year 2000 Compliance. (a) The Company has developed a plan (the "Year 2000 Plan") designed to confirm that all computer software and systems (including hardware, firmware, operating system software, utilities, embedded processors and applications software) used in and material to the businesses of the Company and its Subsidiaries and owned by the Company or its Subsidiaries (the "System") are designed to operate during and after the calendar year 2000 to accurately process data (including but not limited to calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations ("Year 2000 Compliant"), and the Company is using its reasonable best efforts to implement the Year 2000 Plan with respect to the Systems in accordance with the terms thereof. The Company has delivered to Buyer a true and complete copy of the Year 2000 Plan.

     (b) The Year 2000 Plan, when fully implemented, will render the Systems Year 2000 Compliant in all material respects.

     (c) No problems have been identified that are not capable of being remedied which could reasonably be expected to result in the Systems not being Year 2000 Compliant in any material respect.

     (d) The Company has, consistent with industry practice, inquired of all of the vendors and suppliers of computer software and system as to whether such vendors and suppliers are taking reasonable steps to confirm that their systems and software are Year 2000 Compliant and that as of the date hereof no material problems have been reported to the Company or its Subsidiaries.

     SECTION 3.25  Non-Competition  Agreements.  Except as set forth on Schedule
3.25 of the Company Disclosure Schedule, the Company is not a party to any non-competition agreement or any other agreement, contract, arrangement or understanding that restricts the Company's ability to compete in any business or market (including, without limitation, product, service, and geographic markets).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY


     Buyer and Merger Subsidiary represent and warrant to the Company that:

     SECTION 4.1 Corporate Existence and Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as set forth on Schedule 4.1 of the disclosure schedule delivered by Buyer and Merger Subsidiary attached hereto (the "Buyer Disclosure Schedule"), has all corporate powers required to carry on its business as now conducted except where the failure to have any such power would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION  4.2  Corporate   Authorization.   The   execution,   delivery  and
performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary except that
(i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses of general applicability.

     SECTION  4.3  Governmental  Authorization.   The  execution,  delivery  and
performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Entity other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Exchange Act; (iv) any applicable filings with or consents of the FCC; and (v) compliance with any applicable requirements imposed by the state public utilities commissions or similar regulatory bodies set forth on Schedule 4.3, which contains a complete list of all such commissions and other regulatory bodies. No issue relating to the Buyer exists that would inhibit or delay the Buyer and the Company from obtaining any applicable consent of the FCC or any State Governmental Body in the ordinary course. No waiver of any rule of the FCC or any State Governmental Body is necessary for the consummation by the Buyer of the transaction contemplated hereby.

     SECTION 4.4 Non-Contravention. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the Certificate of Incorporation or By-laws of Merger Subsidiary or Buyer or (ii) assuming compliance with the matters referred to in Section 4.3 hereof, contravene or conflict or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Subsidiary.

     SECTION 4.5 Disclosure Documents. The information with respect to Buyer and its Subsidiaries and Merger Subsidiary that Buyer and Merger Subsidiary furnish to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement (defined in Section 5.2 herein) at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

     SECTION 4.6 Finders' Fees. No investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Subsidiary.

     SECTION 4.7 Financing. Buyer has sufficient funds available to pay the Merger Consideration and to pay all related fees and expenses pursuant to the Merger and this Agreement.

     SECTION 4.8 Share Ownership. As of the date hereof, Buyer and Merger Subsidiary do not own any Shares.

     SECTION 4.9 Merger Subsidiary's Operations. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 5.1 Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course and consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as set forth on Schedule 5.1 of the Company Disclosure Schedule, as specifically contemplated by this Agreement or with the written consent of Buyer or Merger Subsidiary, from the date hereof until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

          (a) declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any shares of capital stock of the Company, or declare, authorize or effect any reclassification, combination, split, subdivision, repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company with respect to any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          (b) amend any term of any outstanding security of the Company or any Subsidiary of the Company;

          (c) amend, alter, or in any way modify the Rights Agreement;

          (d) incur, assume or guarantee by the Company or any Subsidiary of the Company any indebtedness for borrowed money;

          (e) create or assume by the Company or any Subsidiary of the Company any Lien on any asset other than Liens arising in the ordinary course of business and consistent with past practices;

          (f) make any loan, advance or capital contribution to or invest in any Person;

          (g) amend, modify, change or adopt any amendment, modification or change to the Company Certificate of Incorporation or the Company By-Laws;

          (h) enter into any agreement with respect to the voting of its capital stock;

          (i) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of the Company or any of its Subsidiaries, any property or assets (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of the Company or any of its Subsidiaries;

          (j) merge or consolidate with any Person or acquire assets of any other Person with a value in excess of $5,000,000, except for such transactions among the Company and its wholly owned Subsidiaries;

          (k) settle or compromise any material claims or litigation;

          (l) make any material tax election or take any position on any tax return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods;

          (m) permit any insurance company policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary course of business;

          (n) cause, through either action or inaction, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which could reasonably be expected to have a Material Adverse Effect;

          (o) (i) enter into any transaction, commitment, contract, agreement or understanding by the Company or any Subsidiary of the Company relating to their assets or business (including the acquisition or disposition of any assets) or (ii) relinquish any contract or other right, in either case (i) or (ii) where such transaction, commitment, contract, agreement, understanding or relinquishment would be reasonably likely to account for more than $3 million of payments or receipts in any 12 month period or more than $5 million of payments or receipts in total, or pursuant to which the Company or any of its Subsidiaries incurs obligations extending, either by the initial term thereof or by renewal, beyond January 1, 2001; provided, however, that no such entry into or relinquishment, other than those expressly contemplated by this Agreement, shall be undertaken if it could reasonably be expected to have a Material Adverse Effect;

          (p) fail to initiate appropriate steps to renew any Communications License that is scheduled to terminate prior to the Closing Date or within 30 calendar days after the Closing Date;

          (q) change any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

          (r) (A) grant any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (B) enter into any employment, termination, severance or bonus, profit sharing, thrift, compensation, deferred compensation or other similar agreement (or any amendment to any such existing agreement), trust fund, policy or arrangement, for the benefit of any director, officer or employee of the Company or any Subsidiary of the Company, (C) increase the benefits payable under any exist ing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus or other benefits payable or to become payable to any director, officer or employee of the Company or any Subsidiary of the Company; or

          (s) engage in the conduct of any business in any state, commonwealth or other territory other than the businesses conducted as of the date hereof and in the states or common wealths where so conducted;

          (t) notwithstanding the recitals contained in the final paragraph of this section, make changes to any Plan (as defined in Section 3.13(a));

          (u) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement; and

          (v) (i) unless otherwise consented to by the Buyer, such consent not to be unreasonably withheld, or as set forth on Schedule 5.1(v) of the Company Disclosure Schedule, make any capital expenditures that exceed the limitations set forth on Schedule 5.1(v) of the Company Disclosure Schedule (it being agreed that the digitalization expenditures indicated on Schedule
     5.1 of the Company Disclosure Schedule shall be included for purposes of making the calculations contemplated by this clause 5.1(v)) or (ii) enter into any transactions with affiliates of the Company with an aggregate value on a quarterly basis that exceeds $50,000.

     SECTION 5.2 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called as soon as reasonably practicable after the date hereof and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall recommend adoption of this Agreement by the Company's stockholders; provided that the Company's Board of Directors may withdraw, modify or change such recommendation if it has determined, after consultation with outside legal counsel to the Company, that such recommendation would violate the Board of Directors' fiduciary duties under applicable law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall hold the Company Stockholders Meeting for the purpose of allowing the Company's stockholders to vote on the adoption of this Agreement (including in the event that the Board of Directors of the Company has determined at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the shareholders of the Company reject it). In connection with the Company Stockholder Meeting, the Company (i) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter or if the SEC has indicated that it will not provide comments, on the tenth day after the filing mail to its stockholders as promptly as practicable a proxy statement and all other proxy materials for such meeting (the "Company Proxy Statement"), (ii) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.3 Access to Information; Confidentiality Agreement. From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries of the Company, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, accountants and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries of the
Company; provided that all requests for information, to visit plants or facilities or to interview the Company's employees or agents should be directed to and coordinated with Stephen Shapiro or Richard Lubasch or, in their absence, another person designated by the Company, and the Company will cause Messrs. Lubasch and Shapiro and any such other person designated to cooperate with Buyer or its representatives in scheduling such visits or interviews; and provided further that no investigation pursuant to this Section 5.3 shall affect any representation or warranty given by the Company to Buyer hereunder and any information received by Buyer or its representatives shall remain subject to the Confidentiality Agreement dated January 21, 1999 between Buyer and the Company (the "Confidentiality Agreement").

     SECTION 5.4 No Solicitation. The Company and its Subsidiaries and their respective officers and directors will not, and the Company will use its best efforts to ensure that the respective officers, directors, employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its Subsidiaries) of the Company and its Subsidiaries will not, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any Acquisition Proposal (as defined below). The Company further agrees that it and its Subsidiaries, officers and directors will not, and the officers and directors of its Subsidiaries will not, and the Company will use its best efforts to ensure that the respective officers, directors and employees or other agents (including any investment banker, attorney, consultant or accountant retained by it or its Subsidiaries) of the Company and its Subsidiaries will not, directly or indirectly, engage in substantive discussions or negotiations with, disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company or have any discussion with, any Person relating to an Acquisition Proposal; provided that, if prior to the date of the Company Stockholders Meeting (x) such Person has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction that provides for consideration which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, is more favorable from a financial point of view to the Company and its stockholders than the Merger Consideration and the Board of Directors of the Company determines in good faith (after consultation with a nationally recognized investment banking firm) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the financial capacity and any other relevant characteristics of the Person making the Acquisition Proposal and which is not conditioned upon obtaining financing (any such proposal meeting such criteria being a "Superior Proposal"), and (y) the Company's Board of Directors determines, after consultation with outside legal counsel to the Company, that engaging in such negotiations or substantive discussions or providing such information is necessary for the Board of Directors' to comply with its fiduciary duties under applicable law, the Company may in response to such Acquisition Proposal furnish information with respect to the Company and its Subsidiaries pursuant to a confidentiality agreement no less onerous to the Person making the Acquisition Proposal than the Confidentiality Agreement and participate in negotiations and, subject to the terms of their Agreement, enter into agreements regarding such Acquisition Proposal. The Company will notify Buyer as promptly as practicable if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with any representative of the Company indicating the name of the Person contacting the Company and any material terms of any such proposals or offers and will keep Buyer informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement (an "Acquisition"). Furthermore, nothing contained in this Section 5.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure that the Board of Directors concludes in good faith after consultation with outside counsel is required by applicable Delaware law, taking into account any disclosures made pursuant to Rules 14d-9 and 14e-2(a).

     SECTION 5.5 Conveyance Taxes. The Company shall timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "Conveyance Taxes") which become payable prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith.

     SECTION 5.6 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.


                                   ARTICLE VI

                               COVENANTS OF BUYER

     Buyer agrees that:

     SECTION 6.1 Obligations of Merger Subsidiary. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.2 Director and Officer Liability. (a) For a period of six years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of the Company (when acting in such capacity) and any of its Subsidiaries (the "Indemnitees") against all losses, reasonable expenses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding arising out of acts or omissions occurring at or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) to the full extent permitted or required under applicable law and (ii) advance to such Indemnitees expenses (including attorneys' fees) incurred in defending any action or suit with respect to such matters (including the cost of any investigation and preparation incurred in connection thereof), in each case to the fullest extent such Indemnitees are entitled to advancement of expenses under and subject to the terms of the Company Certificate of Incorporation, Company By-laws or the certificate of incorporation or by-laws of any Subsidiary of the Company (if the Indemnitee was acting in such Indemnitee's capacity as an officer, director or employee); provided that in each case the Indemnitee to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnitee is not entitled to indemnification. To the extent permitted by the DGCL, such advancement of expenses pursuant to this
Section 6.3 shall be mandatory rather than permissive. In the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether any of the Indemnitees are entitled to indemnification as set forth in this Section 6.3 shall be made by independent legal counsel selected mutually by such Indemnitee and Buyer.

     (b) Any Indemnitee wishing to claim indemnification under paragraph (a) of this Section 6.2, upon learning of any such claim, action, suit or shall promptly notify Buyer thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to indemnitee if such failure does not materially prejudice Buyer or the Surviving Corporation; provided that if the failure to so notify Buyer materially prejudices Buyer or the Surviving Corporation, Buyer or the Surviving Corporation, as the case may be, will be relieved of liability it would otherwise have had pursuant to this Agreement to the extent of such material prejudice. In the event of any such claim, action, suit or proceeding, (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnitee in connection with the defense thereof,
(ii) the Indemnitee will cooperate in the defense of any such matter and (iii) Buyer shall not be liable for any settlement effected without its prior written consent; and provided further that Buyer shall not have any obligation hereunder to any Indemnitee if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnitee in the manner contemplated is prohibited by applicable law.

     (c) Buyer, Merger Subsidiary and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any such Indemnitee as provided in the Company Certificate of Incorporation, Company By-laws or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect. For a period of six years after the Effective Time, Buyer will, and will cause the Surviving Corporation to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy ("D&O Insurance") on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof so long as the annual premium there for does not exceed 150% of the annual premium payable pursuant to the renewal policy disclosed to Buyer (the "Current Premiums"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium. Buyer agrees that, should the Surviving Corporation fail to comply with the obligations of this
Section 6.3, Buyer shall be responsible therefor to the extent permitted by Delaware law.

     (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.3.

     (e) The obligations of the Company, the Surviving Corporation, and Buyer under this Section 6.3 shall not be terminated or modified in such a manner as to adversely affect in any Indemnitee to whom this Section 6.3 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.3 applies shall be third party beneficiaries of this Section 6.3.


                                   ARTICLE VII

                               COVENANTS OF BUYER
                                 AND THE COMPANY

     The parties hereto agree that:

     SECTION 7.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its reason able best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 7.2 Certain Filings, Consents and Arrangements. Each of the Company and Buyer shall use its commercially reasonable efforts, (a) within 30 days after the date hereof or as soon as practicable thereafter, to (i) file or cause to be filed, and share equally the fee for, the notification and report forms required under the HSR Act and make promptly any required submissions under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) to the extent required by applicable laws, file with the FCC applications for consent to transfer of control of the Licenses, as applicable, and such other applications as may be advisable in the reasonable judgment of the parties hereto, which applications will comply in all material respects with the requirements of the Communication Act of 1934, as amended, and (iii) file applications for all consents and approvals of State Governmental Bodies and other regulatory consents and approvals necessary for the consummation of the transactions contemplated by this Agreement, and (b) to cooperate with one another (i) in promptly determining whether any filings are reasonably required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or local law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and using commercially reasonable efforts to seek to obtain timely any such consents, permits, authorizations, approvals or waivers.

     SECTION 7.3 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except
(i) as may be required by applicable law or any listing agreement with any national securities exchange or foreign securities exchange or (ii) for any communication by the Company to its employees describing the terms of this Agreement, will not issue any such press release or make any such public statement prior to such consultation. To the extent that anything in this
Section 7.3  conflicts  with the terms of the  Confidentiality  Agreement,  this
Section 7.3 shall prevail.

     SECTION 7.4 Conveyance Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any Conveyance Taxes which become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

     SECTION 7.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.6 Employee Matters. (a) For a period of one year immediately following the Closing Date, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage by benefit plans or arrangements which are, in the aggregate, no less favorable in the aggregate than those provided to the employees immediately prior to the Closing Date with the exception of any stock option, stock purchase or other stock compensation plan.

     (b) For a period of one year immediately following the Closing Date, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company at the Closing Date which may be affected by any reduction in force subsequent to the Closing Date benefits no less favor able in the aggregate than the benefits set forth in the Severance Policy adopted by the Board of Directors of the Company and included as Schedule 7.6 of the Company Disclosure Schedule.

     (c) Promptly after the execution of this Agreement, the Company shall mail to each person who is a holder of Option granted pursuant to any of the Stock Option Plans (regardless of whether such Options are vested or exercisable at the time) a letter in a form acceptable to Buyer which describes the treatment of and payment for such Options pursuant to Schedule 3.5 of the Company Disclosure Schedule and provides instructions for use in obtaining payment for such Options pursuant to Schedule 3.5 of the Company Disclosure Schedule. Each such holder shall be requested to sign a release by which the holder effectively relinquishes all rights with respect to all Options issued pursuant to any of the Stock Option Plans upon payment therefor in accordance with Schedule 3.5 of the Company Disclosure Schedule in connection with the Closing.


                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Closing Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

          (a) this Agreement shall have been duly adopted by the stockholders of the Company in accordance with the conditions specified in the DGCL;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated;

          (c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding seeking such an Order; and

          (d) Other than the Certificate of Merger, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Buyer or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Buyer from any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained upon terms and conditions that are not reasonably likely to have a Material Adverse Effect on Buyer or the Company, except those Governmental Consents that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or Buyer.

     SECTION 8.2 Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of the Buyer and Merger Subsidiary to effect the Merger shall be subject to the fulfillment or waiver at the Closing Time of the following additional conditions:

          (a) the Company shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date;

          (b) the representations and warranties of the Company contained in this Agreement (i) to the extent qualified as to Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that, other than with respect to the representations and warranties set forth on Schedule 8.2(b) which shall be true and correct, this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its Subsidiaries, in each case as of the date of this Agreement and as of the Closing Date as if made on and as of such dates (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date);

          (c) Buyer shall have received a certificate signed by an executive officer of the Company as to the accuracy of the matters set forth in Sections 8.2(a) and (b);

          (d) All consents, registrations, approvals, permits and authorizations required to be obtained from the FCC and State Governmental Bodies shall have been obtained free of any regulatory conditions which would be reasonably likely to have a Material Adverse Effect on Buyer or the Company, pursuant to a Final Order. A "Final Order" means an action or decision as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of such petition or application had passed, (iii) no Governmental Entity has the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no judicial appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed; and

          (e) The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under each Material Contract except those for which the failure to obtain such an approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     SECTION 8.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Closing Time of the following additional conditions:

          (a) Buyer and Merger Subsidiary shall have performed in all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Closing Date;

          (b) the representations and warranties of Buyer and Merger Subsidiary contained in this Agreement (i) to the extent qualified as to Material Adverse Effect shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company or its Subsidiaries, in each case as of the date of this Agreement and as of the Closing Date as if made on and as of such dates (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date);

          (c) the Company shall have received a certificate signed by an executive officer of each of the Buyer and Merger Subsidiary to the effect of Sections 8.3 (a) and (b); and

          (d) A Final Order of the FCC which shall permit the transfer of control of the Licenses which are subject to the jurisdiction of the FCC shall have been obtained.


                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 5.2 hereof, by mutual written consent of the Company and Buyer by action of their respective Boards of Directors.

     SECTION 9.2 Termination by Either Buyer or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Buyer or the Company if (i) the Merger shall not have been consummated by February 1, 2000, whether such date is before or after the date of approval by the stockholders of the Company; provided, however, that if either party determines that additional time is necessary in order to forestall any action to restrain, enjoin or prohibit the Merger by any Governmental Entity, the Termination may be extended by such party to a date not beyond May 1, 2000 (the "Termination Date"), (ii) the approval of the Company's stockholders required by Section 5.2 hereof shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall be a Final Order; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the approval by stockholders of the Company referred to in Section 5.2 hereof, by action of the Board of Directors of the Company:

     (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Buyer in writing that it in tends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iii) Buyer does not make, within five Business Days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with an investment banker of national reputation, is at least as favorable, from a financial point of view, to the stock holders of the Company as the Superior Proposal and (iv) the Company prior to such termination pays to Buyer in immediately available funds any fees required to be paid pursuant to Section 9.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the sixth Business Day after it has provided the notice to Buyer required thereby and (y) to notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

     (b) if there has been a material breach by Buyer or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     SECTION 9.4 Termination by Buyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Buyer if: (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Buyer to the party committing such breach or (iii) if the Company or any of the other Persons described in Section 5.4 shall (a) wilfully and materially breach Section 5.4 or (b) take any of the actions that would be proscribed by Section 5.4 but for the proviso therein allowing certain actions to be taken pursuant to the proviso under the conditions set forth therein.

     SECTION 9.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article IX, this Agreement (other than as set forth in Section 11.2 (Survival)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

     (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Buyer or the Company pursuant to Section 9.2(ii) or (ii) this Agreement is terminated (x) by the Company pursuant to Section 9.3(a) or (y) by Buyer pursuant to Section 9.4(i) or 9.4(iii)(a), then the Company shall promptly, but in no event later than two days after the date of such termination (or in the case of termination pursuant to Section 9.3(a) immediately prior to the termination thereof by the Company), pay Buyer a termination fee of $20 million (the "Termination Fee"). In the event that this Agreement is terminated pursuant to Section 9.4(iii)(b) and either (x) within six months thereafter the Company enters into an agreement providing for an Acquisition or (y) within two years thereafter the Company enters into an agreement providing for an Acquisition with a Person with whom the Company had substantive discussions or negotiated or to whom the Company disclosed, or afforded access, to any nonpublic information prior to the termination of this Agreement pursuant to the proviso in Section 5.4, then the Company shall pay Buyer the Termination Fee within two Business Days after the entry into such agreement.  The  Company  acknowledges  that the  agreements  contained  in this
Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer and Merger Sub would not enter into this Agreement; accordingly, if the Buyer shall commence an action to obtain payment of such fee, the prevailing party in such action shall be reimbursed for its reasonable costs and expenses (including reasonable attorney's fees) in prosecuting or defending such action. If the Buyer shall prevail in such action, the Company shall pay interest on the Termination Fee (at the prime rate of Citibank N.A. in effect on the date such payment was required to be made) from the date such payment was required to be made to the date made.


                                    ARTICLE X

                                  DEFINED TERMS

     For the purposes of this Agreement, the following terms shall have the following respective meanings:

     "Acquisition Proposal" shall have the meaning set forth in Section 5.4.

     "Active Subsidiary" shall have the meaning set forth in Section 3.6.

     "Agreement" shall have the meaning set forth in the Introduction.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to open.

     "Buyer" shall have the meaning set forth in Introduction.

     "Buyer  Disclosure  Schedule"  shall have the  meaning set forth in Section
4.1.

     "Certificate of Merger" shall have the meaning set forth in Section 1.1(b).

     "Closing" shall have the meaning set forth in Section 1.6.

     "Closing Time" shall have the meaning set forth in Section 1.6.

     "Code" shall have the meaning set forth in Section 3.13(b)(iv).

     "Communications  Licenses"  shall  have the  meaning  set forth in  Section
3.3(c).

     "Company" shall have the meaning set forth in the Introduction.

     "Company By-laws" shall have the meaning set forth in Section 2.2.

     "Company  Certificate of Incorporation" shall have the meaning set forth in
Section 2.1.

     "Company Disclosure Documents" shall have the meaning set forth in Section 3.9.

     "Company Disclosure Schedule" shall have the meaning set forth in Section 3.1.

     "Company Proxy Statement" shall have the meaning set forth in Section 5.2.

     "Company SEC Documents" shall have the meaning set forth in Section 3.7.

     "Company Securities" shall have the meaning set forth in Section 3.5.

     "Company Stockholder Meeting" shall have the meaning set forth in Section 5.2.

     "Confidentiality  Agreement"  shall have the  meaning  set forth in Section
5.3.

     "Continuing Employees" shall have the meaning set forth in Section 7.6(a).

     "Conveyance Taxes" shall have the meaning set forth in Section 5.5.

     "Current Premium" shall have the meaning set forth in Section 6.2(b).

     "Depositary" shall have the meaning set forth in Section 1.3(a).

     "DGCL" shall have the meaning set forth in the Introduction.

     "Dissenting Shares" shall have the meaning set forth in Section 1.4.

     "D&O Insurance" shall have the meaning set forth in Section 6.2(b).

     "Effective Time" shall have the meaning set forth in Section 1.1(b).

     "Environmental Law" shall have the meaning set forth in Section 3.17(c).

     "ERISA" shall have the meaning set forth in Section 3.13.

     "ERISA Affiliate" shall have the meaning set forth in Section 3.13(a).

     "ERISA Plans" shall have the meaning set forth in Section 3.13(a).

     "Exchange Act" shall have the meaning set forth in Section 3.3.

     "Excluded Shares" shall have the meaning set forth in the Introduction.

     "FCC" shall have the meaning set forth in Section 3.3.

     "Final Order" shall have the meaning set forth in Section 8.3(d).

     "GAAP" shall have the meaning set forth in Section 3.8.

     "Governmental Consent" shall have the meaning set forth in Section 8.1(d).

     "Governmental Entity" shall have the meaning set forth in Section 3.3.

     "HSR Act" shall have the meaning set forth in Section 3.3.

     "Indemnitees" shall have the meaning set forth in Section 6.3 (i).

     "Licenses" shall have the meaning set forth in Section 3.1.

     "Lien" shall have the meaning set forth in Section 3.4.

     "Material Adverse Effect" shall have the meaning set forth in Section 3.1.

     "Material Contracts" shall have the meaning set forth in Section 3.20.

     "Merger" shall have the meaning set forth in Section 1.1(a).

     "Merger   Consideration"   shall  have  the   meaning   set  forth  in  the
Introduction.

     "Merger Subsidiary" shall have the meaning set forth in the Introduction.

     "Minimum Condition" shall have the meaning set forth in Annex I.

     "Option" shall have the meaning set forth in Section 1.5.

     "Options" shall have the meaning set forth in Section 3.5.

     "Order" shall have the meaning set forth in Section 8.1(c).

     "Outside Termination Date" shall have the meaning set forth in Section 9.2.

     "PBGC" shall have the meaning set forth in Section 3.13(c).

     "Pension Plan" shall have the meaning set forth in Section 3.13(e).

     "Person" shall have the meaning set forth in Section 1.3(c).

     "Plans" shall have the meaning set forth in Section 3.13(a).

     "Preferred Stock" shall have the meaning set forth in Section 3.5.

     "Rights" shall have the meaning set forth in the Introduction.

     "Rights Agreement" shall have the meaning set forth in the Introduction.

     "SEC" shall have the meaning set forth in Section 3.7.

     "SEC Document" shall have the meaning set forth in Section 3.7.

     "Secretary of State" shall have the meaning set forth in Section 1.1(b).

     "Securities Act" shall have the meaning set forth in Section 3.7.

     "Shares" shall have the meaning set forth in Introduction.

     "single employer" shall have the meaning set forth in Section 3.13(a).

     "State  Governmental  Body"  shall  have the  meaning  set forth in Section
3.3(b).

     "Subsidiary" shall have the meaning set forth in Section 3.6.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1(a).

     "Takeover Statute" shall have the meaning set forth in Section 3.22.

     "Tax Return" shall have the meaning set forth in Section 3.12(b)(i).

     "Termination Date" shall have the meaning set forth in Section 9.2.

     "Taxes" shall have the meaning set forth in Section 3.12(b)(i).

     "Trademarks" shall have the meaning set forth in Section 3.19(a).


                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer or Merger Subsidiary, to:

     SBC Communications Inc.
     175 E. Houston Street
     San Antonio, Texas 78205
     Telecopy:  (210) 351-3488
     Attention: James D. Ellis, Esq.

     with a copy to:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004
     Telecopy: (212) 558-3588
     Attention:  Benjamin F. Stapleton, Esq.

     if to the Company, to:

     Cellular Communications of Puerto Rico, Inc.
     110 East 59th Street
     New York, New York 10022
     Telecopy:  (212) 906-8497
     Attention:  Richard J. Lubasch, Esq.

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Telecopy:  (212) 735-2000
     Attention:  Thomas H. Kennedy, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.1 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 11.1.

     SECTION 11.2 Survival of Representations and Warranties. The representations and warranties contained herein shall not survive the Closing Date or the termination of this Agreement. The covenants and agreements contained herein shall not survive the Closing Date or the termination of this Agreement, except that the covenants and agreements (i) concerning director and officer liability set forth in Section 6.2, (ii) concerning employee matters in
Section 7.6 and (iii) concerning the effect of termination and abandon ment set forth in Section 9.5 shall, in each case, survive for the periods provided for therein. Nothing contained in this Section 11.2 shall relieve any party from liability for any willful breach of this Agreement.

     SECTION 11.3 Amendments; No Waivers. (a) Except as may otherwise be provided herein, no provision of this Agreement may be amended or waived prior to the Effective Time unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, with out the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.4 Expenses. Except as expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto , except that Buyer and Merger Sub may transfer or assign their respective rights and obligations under this Agreement to one or more of their affiliates, but no such transfer or assignment will relieve Buyer and Merger Sub of its obligations hereunder.

     SECTION 11.6 Governing Law and Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of laws principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not main tainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in

Section 11.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right  such  party  may have to a trial  by jury in  respect  of any  litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.6(b).

     SECTION 11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto, after taking into account the mitigation contemplated by the next sentence. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 11.8 Third Party Beneficiaries. No provision of this Agreement other than Section 6.3 hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 11.9 Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or undertaking with respect thereto, both written and oral.

     SECTION 11.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   CELLULAR COMMUNICATIONS
                                   OF PUERTO RICO, INC.


                                   By:  /s/ George Blumenthal
                                   -------------------------------------
                                   Name:   George Blumenthal
                                   Title:  Chairman of the Board
                                             and Treasurer



                                   SBC COMMUNICATIONS INC.


                                   By:  /s/ James S. Kahan
                                   -------------------------------------
                                   Name:   James S. Kahan
                                   Title:  Senior Vice President



                                   SBCI-PR, INC.


                                   By:  /s/ Stephen A McGaw
                                   -------------------------------------
                                   Name:   Stephen A. McGaw
                                   Title:  President